(Exhibit 10.06)

   January 3, 1996

   Brown Brothers Harriman & Co.
   59 Wall Street
   New York, New York  10005


   Dear Sirs:


        This will confirm our agreement as to the terms on which Brown Brothers Harriman & Co. ("Brown Brothers") will act as investment manager with respect to the assets (the "Portfolio") held from time to time in a custodian account in the name of Campbell Strategic Allocation Fund, L.P. (the "Fund") with Brown Brothers.

        1.Appointment of Brown Brothers. Pursuant to resolution of the Board of Directors of Campbell & Company, Inc., the General Partner of the Fund (the "General Partner") adopted on December 15, 1995, Brown Brothers is hereby appointed investment manager with respect to the Portfolio.

        2.Acceptance of Appointment. Brown Brothers hereby accepts its appointment as investment manager of the Portfolio pursuant to the terms of this Agreement.

        3.Investment Guidelines. The investment objective of the Portfolio is to achieve returns (net of any fees) in excess of prevailing 90-day U.S. Treasury Bill rates with an investment grade portfolio. The Portfolio's guidelines are as follows:

        Maximum Portfolio Average Maturity = 180 days
        Minimum Portfolio Investment Quality = A or Better
        Maximum Maturity of Individual Security = 24 months
        Minimum Investment Quality of Individual Security = A or Better Allowable Investments
           U.S. Treasury Bills
           U.S. Treasury Notes
           U.S. Treasury Strips
           U.S. Government Agency Securities  (Investments with any one agency not to exceed 50% of the Portfolio's value.)
           Euro dollar Time Deposits (Investments with any one bank not to exceed 20% of the Portfolio's value.) with banks listed in Annex
             II:  (unacceptable banks are struck through)

           Repurchase Agreements (overnight, term and demand/open) with counterparties listed in Annex I:(unacceptable counterparties are struck through)

           Repurchase agreements will be subject to the following:

           1) Not to exceed 40% of the Portfolio's value.
           2) Underlying Collateral - US Treasury Securities (Bills, Notes and Strips) with a time to maturity of less than 5 years and subject to the following excess margin requirements:

                Maturity of less then 1 year              100.5%
                Maturity of 1 year but less than 3 years 101.0% Maturity of 3 years but less than 4 years 101.5% Maturity of 4 years but less than 5 years 102.0%

        4.Discretionary Authority. Brown Brothers shall manage such sums of money and other property acceptable to it and such earnings, profits, increments and accruals thereon as may occur from time to time, which shall constitute a part of the Portfolio. Subject to the investment guidelines specified in (3) above and any other investment guidelines received in writing from the General Partner and accepted by Brown Brothers. Brown Brothers shall have complete discretion in the investment and reinvestment of the assets in the Portfolio, with full power and authority to make such purchases and sales, or to issue directly to a broker or dealer orders for such purchases and sales, of securities or other property or interests therein as it may deem appropriate. Brown Brothers shall manage the Portfolio and carry out its duties and obligations under this Agreement solely in accordance with the express provisions of this Agreement.

        5.Statements and Reports. Brown Brothers will provide the General Partner with (1) daily statements of account and monthly recaps and
        (2) confirmations of trades or debit/credit advices promptly after execution of all transactions. Brown Brothers will also provide the General Partner with other such periodic reports as the General Partner and Brown Brothers may agree upon from time to time.

        Discharge and Limitation of Liability. Except with respect to any act or transaction of Brown Brothers as to which the General Partner shall file a written objection with Brown Brothers within a period of ninety (90) days from the date of filing each statement with respect to the Portfolio, Brown Brothers shall upon the expiration of such period be forever released and discharged from any liability or accountability to the Fund as respects the propriety of its acts and transactions shown in such statements.

        Brown Brothers shall not be liable for errors of judgment or of fact or for any action taken or omitted in connection with its duties under this Agreement in the absence of bad faith or willful misconduct.

        6.Consultation with Counsel. Brown Brothers may consult with legal counsel (who may be counsel to the General Partner) concerning any questions that may arise with reference to its duties under this Agreement, and the opinion of such counsel shall be full and complete protection in respect of any action taken or omitted by Brown Brothers in good faith and in accordance with such opinion.

        7.Secretary's Certificate. The General Partner shall provide Brown Brothers with a certificate of the Secretary of the General Partner setting forth the names and specimen signatures of the individuals who are authorized to act on behalf of the General Partner. Brown Brothers shall not be liable and shall be fully protected in relying upon any notice, instruction, direction or other communication that Brown Brothers reasonably believes (based on the most recent certificate of the Secretary of the General Partner that has been received by Brown Brothers) to have been given by an individual who is authorized to act on behalf of the General Partner.

        8.Notices. All notices and other written communication specified herein shall be deemed duly given if delivered or if sent by first class mail, postage prepaid, to the party at the address specified below or at such other address as the party may designate in writing to the other party:

        if to Brown Brothers:       Brown Brothers Harriman & Co.
                                    59 Wall Street
                                    New York, New York  10005
                                    Attention:  Eugene C. Rainis
                                    Telephone:
                                    Facsimile:

        if to the General Partner:  Campbell & Company, Inc.
                                    Suite 770
                                    210 West Pennsylvania Avenue
                                    Baltimore, MD  21204
                                    Attention:  Theresa D. Livesey
                                    Telephone:  410-296-3301
                                    Facsimile:   410-296-3311


        1.Fees. As compensation for its services under this agreement, the Fund shall pay Brown Brothers such compensation as may from time to time be agreed upon in writing by the two parties.

        2.Termination. Brown Brothers may terminate this agreement at any time by giving written notice to the General Partner at least thirty
        (30) days prior to the date on which such termination is to become effective. The General Partner may terminate this agreement at any time upon written notice to Brown Brothers, provided that the General Partner shall honor any trades agreed to but not settled before the date of termination.

        3.Applicable Law. This Agreement shall be construed and enforced according to the laws of the State of New York, and all provisions hereof shall be administered according to the laws of said State.

        If the foregoing is in accordance with your understanding, will you kindly sign and return the enclosed copy of this letter, whereupon it shall become a binding agreement between us.

                                 Very truly yours,

                                 CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
                                 Campbell & Company, Inc.
                                 General Partner




                                 By    /s/ Theresa D. Livesey
                                      Theresa D. Livesey
                                      Chief Financial Officer




   Accepted and agreed

   BROWN BROTHERS HARRIMAN & CO.


   By     /s/ Jeffrey A. Schoenfeld
        Jeffrey A. Schoenfeld
        Partner

                                    AMENDMENT


        AMENDMENT dated as of May 10, 1996 to Investment Advisory Agreement dated as of January 3, 1996 (the "Agreement") between Brown Brothers Harriman & Co. ("Brown Brothers") and Campbell Strategic Allocation Fund, L.P. (the "Client").

        Section 3. of the Agreement ("Investment Guidelines") is hereby amended to reflect the following:

        Maximum Portfolio Average Maturity = 270 days (9 months)
        Maximum Maturity of Individual Security = 24 months

        Except as provided herein, the Agreement is confirmed in all respects.


   BROWN BROTHERS HARRIMAN & CO.           CAMPBELL STRATEGIC ALLOCATION
                                                FUND, L.P.



   By:/s/ Jeffrey A. Schoenfeld            By:  _/s/ Theresa D. Livesey_
                                                Theresa D. Livesey, C.F.O.
                                                Campbell & Company, Inc.,
                                                     General Partner